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                                 EXHIBIT 99.1

                       BOETTCHER PENSION INVESTORS, LTD.
                            (A Limited Partnership)

                            Statement of Operations
           For the Period from February 1, 1998 through June 11, 1998
                                  (Unaudited)

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Revenue:

     Rental income                                                     $     -
     Tenant reimbursements and other income                                  -
     Interest income                                                    13,588
                                                                        ------
                                                                        13,588

Expenses:
     Interest                                                                -
     Property taxes                                                          -
     Fees and reimbursements to managing general partner                     -
     Other management fees                                                   -
     Repairs and maintenance                                                 -
     Utilities                                                           1,645
     General and administrative                                          8,445
     Environmental                                                       6,790
                                                                       -------
                                                                        16,880

          Operating loss                                               (3,292)
                                                                      --------

          Net loss                                                    $(3,292)
                                                                      ========


Net loss per limited partnership unit, using the weighted average
 units outstanding of 10,717                                          $  (.31)
                                                                      ========

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